Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

FOURTH QUARTER AND FULL YEAR 2016 RESULTS

- Anticipates Receiving $264 Million from the FCC Auction for Broadcast Spectrum –

- Announces Quarterly Cash Dividend of $0.03125 Per Share –

- Prepays $20 Million of Term Loan in the Fourth Quarter –

- Enters into Definitive Agreement to Acquire the Digital Performance Marketing Provider Headway –

SANTA MONICA, CALIFORNIA, March 2, 2017 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and twelve-month periods ended December 31, 2016.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
Net revenue	$70,291	$65,432	7%	$258,514	$254,134	2%
Cost of revenue - digital media (1)	3,043	2,609	17%	9,536	7,242	32%
Operating expenses (2)	41,102	39,620	4%	160,237	153,138	5%
Corporate expenses (3)	7,918	6,942	14%	24,543	22,520	9%

Consolidated adjusted EBITDA (4)	20,620	18,782	10%	69,243	76,324	(9)%

Free cash flow (5)	$14,919	$13,523	10%	$45,204	$49,673	(9)%

Net income	$7,003	$5,807	21%	$20,405	$25,625	(20)%

Net income per share, basic	$0.08	$0.07	14%	$0.23	$0.29	(21)%
Net income per share, diluted	$0.08	$0.06	33%	$0.22	$0.28	(21)%

Weighted average common shares outstanding, basic	89,733,294	88,217,563		89,340,589	87,920,230
Weighted average common shares outstanding, diluted	91,642,487	90,570,304		91,303,056	90,295,185

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.6 million and $1.0 million of non-cash stock-based compensation for the three-month periods ended December 31, 2016 and 2015, respectively and $1.3 million and $1.9 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2016 and 2015, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $1.8 million and $1.6 million of non-cash stock-based compensation for the three-month periods ended December 31, 2016 and 2015, respectively and $3.7 million and $3.3 million of non-cash stock-based compensation for the twelve-month periods ended December 31, 2016 and 2015, respectively.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities,

Entravision Communications

operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the fourth quarter, we achieved revenue growth driven by increases in our television, radio and digital media segments. We also improved our free cash flow and net income over the fourth quarter of 2015.  Additionally, we continued to grow our digital segment revenue and build our digital footprint through Pulpo Media, which provides us with an integrated platform to connect advertisers and marketers with Latino audiences. Looking ahead, we remain well positioned to build on our success in further attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

FCC Auction for Broadcast Spectrum

The Federal Communication Commission recently completed the reverse auction for broadcast spectrum which resulted in anticipated proceeds of approximately $264 million for the Company. The anticipated proceeds reflect the FCC’s acceptance of one or more bids placed by the Company during the auction to modify and/or relinquish spectrum usage rights for certain of its television stations.  We do not expect that the modification and/or relinquishment of the spectrum usage rights will result in material changes in the operations or results of the Company.  The Company expects to receive the proceeds in the second half of 2017.

Quarterly Cash Dividend and Prepayment of Outstanding Debt

The Company announced today that its Board of Directors has approved a quarterly cash dividend to shareholders of $0.03125 per share of the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.8 million. The quarterly dividend will be payable on March 31, 2017 to shareholders of record as of the close of business on March 14, 2017, and the common stock will trade ex-dividend on March 10, 2017. As previously announced, the Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

During the fourth quarter of 2016, the Company voluntarily prepaid $20.0 million of term loans under its senior secured term loan credit facility.

Definitive Agreement to Acquire the Digital Performance Marketing Provider Headway

The Company has entered into a definitive agreement to acquire the business of Headway, a leading provider of mobile, programmatic, data and performance digital marketing solutions focused primarily in the United States, Mexico and Latin America.  The transaction, which will be funded from the Company’s cash on hand, is expected to close early in the second quarter.

Entravision Communications

Financial Results

Three-Month Period Ended December 31, 2016 Compared to Three-Month Period Ended

December 31, 2015

(Unaudited)

	Three Months Ended
	December 31,
	2016	2015	% Change
Net revenue	$70,291	$65,432	7%
Cost of revenue - digital media (1)	3,043	2,609	17%
Operating expenses (1)	41,102	39,620	4%
Corporate expenses (1)	7,918	6,942	14%
Depreciation and amortization	3,618	4,039	(10)%
Operating income	14,610	12,222	20%
Interest expense, net	(3,746)	(3,264)	15%
Gain (loss) on debt extinguishment	(161)	(204)	(21)%
Income before income taxes	10,703	8,754	22%
Income tax (expense) benefit	(3,700)	(2,947)	26%
Net income	$7,003	$5,807	21%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $70.3 million for the three-month period ended December 31, 2016 from $65.4 million for the three-month period ended December 31, 2015, an increase of $4.9 million. Of the overall increase, approximately $3.6 million was attributed to our television segment and was primarily attributable to an increase in political advertising revenue, which was not material in 2015, partially offset by decreases in local and national advertising revenue. Additionally we had an increase of $0.9 million in the radio segment primarily attributable to an increase in political advertising revenue, which was not material in 2015, and an increase in national advertising revenue partially offset by a decrease in local advertising revenue.  The remaining $0.4 million was attributed to our digital segment and was primarily attributable to increases in local and national revenue.

Cost of revenue increased to $3.0 million for the three-month period ended December 31, 2016 from $2.6 million for the three-month period ended December 31, 2015, an increase of $0.4 million, due to increased online media costs associated with generating increased net revenue in our digital segment.

Operating expenses increased to $41.1 million for the three-month period ended December 31, 2016 from $39.6 million for the three-month period ended December 31, 2015, an increase of $1.5 million. The increase was primarily attributable to expenses associated with generating increased advertising revenue and increases in salary expense, insurance expense and promotional expense.

Corporate expenses increased to $7.9 million for the three-month period ended December 31, 2016 from $6.9 million for the three-month period ended December 31, 2015, an increase of $1.0 million. The increase was primarily attributable to legal and financial due diligence costs related to the pending acquisition of Headway and increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Twelve-Month Period Ended December 31, 2016 Compared to Twelve-Month Period Ended

December 31, 2015

(Unaudited)

	Twelve Months Ended
	December 31,
	2016	2015	% Change
Net revenue	$258,514	$254,134	2%
Cost of revenue - digital media (1)	9,536	7,242	32%
Operating expenses (1)	160,237	153,138	5%
Corporate expenses (1)	24,543	22,520	9%
Depreciation and amortization	15,342	15,989	(4)%
Operating income	48,856	55,245	(12)%
Interest expense, net	(15,169)	(13,002)	17%
Gain (loss) on debt extinguishment	(161)	(204)	(21)%
Income before income taxes	33,526	42,039	(20)%
Income tax (expense) benefit	(13,121)	(16,414)	(20)%
Net income	$20,405	$25,625	(20)%

(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $258.5 million for the twelve-month period ended December 31, 2016 from $254.1 million for the twelve-month period ended December 31, 2015, an increase of $4.4 million. Of the overall increase, $4.3 million was attributed to our digital media segment and was primarily attributable to increases in local and national advertising revenue. Additionally, approximately $0.4 million of the overall increase was attributed to our television segment and was primarily attributable to an increase in political revenue, which was not material in 2015, and an increase in national advertising revenue. This increase was offset by a decrease of approximately $10.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator in 2015, which did not recur in 2016. These increases were partially offset by a decrease of $0.3 million that was attributed to our radio segment, primarily attributable to a decrease in local advertising revenue, partially offset by an increase in political advertising revenue, which was not material in 2015

Cost of revenue increased to $9.5 million for the twelve-month period ended December 31, 2016 from $7.2 million for the twelve-month period ended December 31, 2015, an increase of $2.3 million, due to increased online media costs associated with generating increased net revenue in our digital media segment.

Operating expenses increased to $160.2 million for the twelve-month period ended December 31, 2016 from $153.1 million for the twelve-month period ended December 31, 2015, an increase of $7.1 million. The increase was primarily attributable to expenses associated with generating increased advertising revenue and increases in salary expense and insurance expense.

Corporate expenses increased to $24.5 million for the twelve-month period ended December 31, 2016 from $22.5 million for the twelve-month period ended December 31, 2015, an increase of $2.0 million. The increase was primarily attributable to legal and financial due diligence costs related to the pending acquisition of Headway and increases in salary expense and non-cash stock-based compensation expense.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	2015	% Change	2016	2015	% Change
Net Revenue
Television	$43,380	$39,789	9%	$159,523	$159,081	0%
Radio	20,242	19,376	4%	75,847	76,161	(0)%
Digital	6,669	6,267	6%	23,144	18,892	23%
Total	$70,291	$65,432	7%	$258,514	$254,134	2%

Cost of Revenue - digital media (1)
Digital	3,043	2,609	17%	9,536	7,242	32%

Operating Expenses (1)
Television	$21,312	$20,738	3%	$83,611	$80,666	4%
Radio	16,904	15,973	6%	65,390	61,970	6%
Digital	2,886	2,909	(1)%	11,236	10,502	7%
Total	$41,102	$39,620	4%	$160,237	$153,138	5%

Corporate Expenses (1)	$7,918	$6,942	14%	$24,543	$22,520	9%

Consolidated adjusted EBITDA (1)	$20,620	$18,782	10%	$69,243	$76,324	(9)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2016 fourth quarter and full year results on March 2, 2017 at 5 p.m. Eastern Time. To access the conference call, please dial 412-317-5440 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s web site located at www.entravision.com.

          Entravision Communications Corporation is a leading media company that reaches and engages U.S. Latinos across acculturation levels and media channels, as well as consumers in Mexico. The Company’s comprehensive portfolio incorporates integrated media and marketing solutions comprised of acclaimed television, radio, digital properties, events, and data analytics services. Entravision has 54 primary television stations and is the largest affiliate group of both the Univision and UniMás television networks. Entravision also owns and operates 49 primarily Spanish-language radio stations featuring nationally recognized talent, as well as the Entravision Audio Network and Entravision Solutions, a coast-to-coast national spot and network sales and marketing organization representing Entravision’s owned and operated, as well as its affiliate partner, radio stations. According to comScore Media Metrix®, Entravision’s digital operating group, Pulpo, is the #1-ranked online advertising platform in Hispanic reach, and Pulpo’s comprehensive media offering, data, and consumer insights lead the industry. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$61,520	$47,924
Trade receivables, net of allowance for doubtful accounts	65,072	66,399
Prepaid expenses and other current assets	4,870	5,705
Total current assets	131,462	120,028
Property and equipment, net	55,368	57,874
Intangible assets subject to amortization, net	13,120	16,656
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	44,677	57,929
Other assets	2,512	1,693
Total assets	$517,921	$524,962
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Accounts payable and accrued expenses	30,810	29,787
Total current liabilities	34,560	33,537
Long-term debt, less current maturities, net of unamortized debt issuance costs	286,697	309,587
Other long-term liabilities	13,208	14,565
Total liabilities	334,465	357,689
Stockholders' equity
Class A common stock	7	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	904,867	910,228
Accumulated deficit	(718,444)	(738,849)
Accumulated other comprehensive income (loss)	(2,977)	(4,115)
Total stockholders' equity	183,456	167,273
Total liabilities and stockholders' equity	$517,921	$524,962

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Net revenue	$70,291	$65,432	$258,514	$254,134
Expenses:
Cost of revenue - digital media	3,043	2,609	9,536	7,242
Direct operating expenses	29,098	28,970	113,439	110,323
Selling, general and administrative expenses	12,004	10,650	46,798	42,815
Corporate expenses	7,918	6,942	24,543	22,520
Depreciation and amortization	3,618	4,039	15,342	15,989
	55,681	53,210	209,658	198,889
Operating income	14,610	12,222	48,856	55,245
Interest expense	(3,850)	(3,278)	(15,469)	(13,047)
Interest income	104	14	300	45
Gain (loss) on debt extinguishment	(161)	(204)	(161)	(204)
Income before income taxes	10,703	8,754	33,526	42,039
Income tax (expense) benefit	(3,700)	(2,947)	(13,121)	(16,414)
Net income	$7,003	$5,807	$20,405	$25,625
Basic and diluted earnings per share:
Net income per share, basic	$0.08	$0.07	$0.23	$0.29
Net income per share, diluted	$0.08	$0.06	$0.22	$0.28

Cash dividends declared per common share, basic	$0.03	$0.03	$0.13	$0.11
Cash dividends declared per common share, diluted	$0.03	$0.03	$0.12	$0.10

Weighted average common shares outstanding, basic	89,733,294	88,217,563	89,340,589	87,920,230
Weighted average common shares outstanding, diluted	91,642,487	90,570,304	91,303,056	90,295,185

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$7,003	$5,807	$20,405	$25,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,618	4,039	15,342	15,989
Deferred income taxes	3,641	2,900	12,528	15,664
Amortization of debt issue costs	197	202	776	797
Amortization of syndication contracts	109	98	398	360
Payments on syndication contracts	(118)	(133)	(388)	(510)
Non-cash stock-based compensation	2,401	2,556	5,035	5,240
(Gain) loss on debt extinguishment	161	204	161	204
Changes in assets and liabilities, net of effect of acquisitions and dispositions:
(Increase) decrease in trade receivables	(4,407)	(1,974)	1,397	871
(Increase) decrease in prepaid expenses and other current assets	1,391	579	439	(499)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,395	1,121	1,203	(1,458)
Net cash provided by operating activities	18,391	15,399	57,296	62,283
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,093)	(2,150)	(9,053)	(13,696)
Purchases of short term investments: CDs	-	-	(30,000)	-
Proceeds from short term investments: CDs	-	-	30,000	-
Purchases of investments	(250)	-	(500)	-
Net cash used in investing activities	(2,343)	(2,150)	(9,553)	(13,696)
Cash flows from financing activities:
Proceeds from issuance of common stock	298	363	2,183	2,177
Tax payments related to shares withheld for share-based compensation plans	(1,403)	-	(1,403)	-
Payments on long-term debt	(20,937)	(20,937)	(23,750)	(23,750)
Dividend paid	(2,806)	(2,759)	(11,177)	(9,350)
Payment of contingent consideration	-	-	-	(1,000)
Net cash used in financing activities	(24,848)	(23,333)	(34,147)	(31,923)
Net increase (decrease) in cash and cash equivalents	(8,800)	(10,084)	13,596	16,664
Cash and cash equivalents:
Beginning	70,320	58,008	47,924	31,260
Ending	$61,520	$47,924	$61,520	$47,924

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$20,620	$18,782	$69,243	$76,324
Interest expense	(3,850)	(3,278)	(15,469)	(13,047)
Interest income	104	14	300	45
Gain (loss) on debt extinguishment	(161)	(204)	(161)	(204)
Income tax (expense) benefit	(3,700)	(2,947)	(13,121)	(16,414)
Amortization of syndication contracts	(109)	(98)	(398)	(360)
Payments on syndication contracts	118	133	388	510
Non-cash stock-based compensation included in direct operating
expenses	(630)	(951)	(1,330)	(1,931)
Non-cash stock-based compensation included in corporate expenses	(1,771)	(1,605)	(3,705)	(3,309)
Depreciation and amortization	(3,618)	(4,039)	(15,342)	(15,989)
Net income	7,003	5,807	20,405	25,625
Depreciation and amortization	3,618	4,039	15,342	15,989
Deferred income taxes	3,641	2,900	12,528	15,664
Amortization of debt issuance costs	197	202	776	797
Amortization of syndication contracts	109	98	398	360
Payments on syndication contracts	(118)	(133)	(388)	(510)
Non-cash stock-based compensation	2,401	2,556	5,035	5,240
(Gain) loss on debt extinguishment	161	204	161	204
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(4,407)	(1,974)	1,397	871
(Increase) decrease in prepaid expenses and other assets	1,391	579	439	(499)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,395	1,121	1,203	(1,458)
Net cash provided by (used in ) operating activities	$18,391	$15,399	$57,296	$62,283

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Twelve-Month Period
	Ended December 31,		Ended December 31,
	2016	2015	2016	2015
Consolidated adjusted EBITDA (1)	$20,620	$18,782	$69,243	$76,324
Net interest expense (1)	3,549	3,062	14,393	12,205
Cash paid for income taxes	59	47	593	750
Capital expenditures (2)	2,093	2,150	9,053	13,696
Free cash flow (1)	14,919	13,523	45,204	49,673

Capital expenditures (2)	2,093	2,150	9,053	13,696
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(4,407)	(1,974)	1,397	871
(Increase) decrease in prepaid expenses and other assets	1,391	579	439	(499)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	4,395	1,121	1,203	(1,458)
Cash Flows From Operating Activities	$18,391	$15,399	$57,296	$62,283

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures are not part of the consolidated statement of operations.